SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)		46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT INDEX
Press Release

Item 2.02. Results of Operations and Financial Condition
On January 26, 2006, we issued a press release announcing our results of operations for the quarter and year ended December 31, 2005, including, among other things, an income statement for those periods and a consolidated balance sheet as of December 31, 2005. In addition, on the same day we are holding a teleconference for analysts and media to discuss those results. The teleconference will be web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.
We use non-GAAP financial measures, such as adjusted net income and diluted earnings per share. Non-GAAP financial measures differ from financial statements reported in conformity with U.S. generally accepted accounting principles (“GAAP”). There are non-GAAP financial measures used in comparing the financial results for the fourth quarter and full year of 2005 with the same periods of 2004. Those measures are operating income, other income—net, earnings, and earnings per share excluding the impact of:
•	The following charges recognized in the fourth quarter of 2005 (described in more detail in the attached press release):
o	Asset impairment, restructuring and other special charges

o	The cumulative effect of an accounting change due to the adoption of new accounting rule (FIN 47) for conditional asset retirement obligations
•	A charge for product liability matters in the second quarter of 2005 (described in more detail in our Form 8-K dated July 21, 2005)

•	The following charges recognized in the fourth quarter of 2004 (described in more detail in our Forms 8-K dated October 20, 2004 and December 20, 2004, and in the attached press release):
o	Asset impairments, restructuring, and other special charges

o	Tax expense accrued on the expected repatriation to the U.S. of $8.0 billion of eligible overseas earnings in 2005 under the American Jobs Creation Act of 2004

o	A charge for acquired in-process research and development related to the in-license of an insomnia compound from Merck KGaA
•	Asset impairment charges recognized in the second quarter of 2004 (described in more detail in our Form 8-K dated July 22, 2004)

•	A charge for acquired in-process research and development in connection with the acquisition of Applied Molecular Evolution, Inc. in the first quarter of 2004 (described in more detail in our Form 8-K dated April 19, 2004)

We have provided “adjusted proforma earnings per share” for the fourth quarter and full year 2004. Beginning January 1, 2005, we have adopted the Financial Accounting Standard Board’s new accounting standard on share-based payments, “Statement of Financial Accounting Standards No. 123 (revised 2004) — Share-Based Payment.” We determined that it would be useful to investors to provide a year-over-year comparison between 2004 and 2005 assuming comparable accounting treatment in both years. Therefore, we have provided adjusted proforma earnings per share for the fourth quarter and full year 2004 that assume we had adopted the new share-based payments accounting standard at the beginning of 2004.
In the press release attached as Exhibit 99, we also provided financial expectations for the full year 2006. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share expectations on an adjusted basis, excluding the effect of the 2005 items listed above. The items that are subject to the adjustments are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period.
We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that could otherwise be masked or distorted by the excluded items. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.
Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain matters, such as those identified above, as to which prospective quantification generally is not feasible.
The information in this Item 2.02 and the press released attached as Exhibit 99 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Charles E. Golden

Name: Charles E. Golden
Title: Executive Vice President and Chief
Financial Officer
Dated: January 26, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
99	Press release dated January 26, 2006, together with related attachments.

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